Exhibit 99.1

IXI MOBILE REPORTS FOURTH QUARTER AND FULL-YEAR 2007 FINANCIAL RESULTS

Full-Year Revenues Increase 26% over 2006

Belmont, Calif., April 2, 2008/PRNewswire-FirstCall/ - IXI Mobile, Inc. (OTC Bulletin Board: IXMO.OB, IXMOW.OB, IXMOU.OB ) , the maker of the Ogo™ family of mobile devices and services, announced today financial results for the quarter and year ended December 31, 2007.

Recent Highlights

•	IXI added approximately 19,000 gross new Ogo subscribers in the fourth quarter
•	Ogo Average Selling Price (ASP) in the fourth quarter of 2007 increased to $190 compared to $185 in the third quarter, reflecting a shift in product mix towards the Ogo2
•	Service ASP in the fourth quarter of 2007 increased to $2.30 per billed user per month compared to $2.10 per billed user per month in the third quarter

GAAP Financials

Revenue for the fourth quarter was $5.2 million, an increase of 8% over $4.8 million in the third quarter of 2007 and 33% over $3.9 million in the fourth quarter of 2006. Gross margin (deficit) in the fourth quarter was (35%) compared to 8% in the third quarter of 2007 and (41%) in the fourth quarter of 2006.

Gross new Ogo subscriptions in the fourth quarter were approximately 19,000, bringing total Ogo net subscriber base at the end of the year to over 138,000. This total includes a write down in the fourth quarter of approximately 1,300 subscribers following receipt of subscriber deactivation notifications from our customers.

Operating expenses (excluding costs of revenues) were $8.8 million in the fourth quarter of 2007, compared to $8.4 million in the third quarter of 2007 and $4.8 million in the fourth quarter of 2006. Operating loss for the fourth quarter of 2007 was $10.6 million, compared to $8.1 million for the third quarter of 2007 and $6.4 million for the fourth quarter of 2006.

Net loss for the fourth quarter of 2007 was $31.9 million, compared to a net loss of $8.5 million for the third quarter of 2007 and $6.6 million for the fourth quarter of 2006. The Company’s net loss for the fourth quarter of 2007 included non-cash accounting expenses required to be recorded pursuant to GAAP of approximately $21.0 million of financial expenses recorded in connection with the conversion of a majority of its then outstanding bridge loan, assumption and conversion of a majority of its credit line guarantee and establishment of an equity line of credit agreement, $2.5 million for an inventory, vendor advance payment and pre-paid royalty write-down and $852,000 for stock-based compensation expenses for employees and consultants and expenses recorded in connection with the issuance of stock and incentive plans to management.

IXI Mobile. 1301 Shoreway Road, Suite 380 Belmont, CA 94002 USA

http://www.ixi.com Tel: +1.650.551.0600 Fax: +1.650.551.0601 http://www.ogo.com

Revenue for the year ended December 31, 2007 was $16.2 million, an increase of 26% over $12.9 million for the year ended December 31, 2006. In 2007, approximately $1.6 million was recognized from revenues from inactive devices.

Total operating expenses (excluding cost of revenues) were $32.3 million for the year ended December 31, 2007, compared to $17.9 million for the year ended December 31, 2006. Research and development costs for the year ended December 31, 2007 were $15.9 million, which included engineering costs related to the development of new applications for, and models of, the Ogo device. Operating loss for the year ended December 31, 2007 was $34.7 million, compared to $21.2 million for the year ended December 31, 2006.

Net loss for the year ended December 31, 2007 was $68.6 million, compared to a net loss of $22.7 million for the year ended December 31, 2006. The 2007 net loss included non-cash accounting expenses required to be recorded pursuant to GAAP of approximately $31.2 million of financial expenses recorded in connection with the June 2007 Merger, conversion of a majority of its then outstanding bridge loan, assumption and conversion of a majority of its credit line guarantee and establishment of an equity line of credit agreement, $3.3 million for an inventory, vendor advance payment and pre-paid royalty write-down and $4.3 million for stock-based compensation expenses for employees and consultants and expenses recorded in connection with the issuance of stock and incentive plans to management.

Cash and cash equivalents totaled $17.3 million at December 31, 2007, compared to $2.7 million at December 31, 2006. During the fourth quarter, we raised approximately $9.1 million, net of issuance costs, through a private placement of common stock and warrants.

Commenting on the results, Amit Haller, chief executive officer, said, “We are making progress in our efforts to expand Ogo’s global footprint, which is reflected in our increased revenues year over year. One of the highlights of 2007 was the commercial launch of Ogo2.0 in the second quarter. Its release came following a significant investment in research, development and testing. We are also nearing completion of a CDMA version of Ogo2.0, which we believe will increase the addressable market for Ogo, particularly in the United States. In addition to the technical advancements we made throughout the year, we expanded our customer base through the addition of new carrier customers. In 2008, we will continue to work on increasing sales as we focus on controlling our costs and obtaining additional financing.”

As previously reported, the Company entered into amendments to its outstanding loan agreements with Southpoint Master Fund L.P. and Gemini Israel Funds, as well as of the guaranty by Gemini Israel Funds of the Company’s line of credit from Bank Leumi Le’Israel Ltd., to (1) extend the maturity date of all principal payments under the loan arrangements from June 2008 and June 2009 to June 5, 2010, (2) increase the interest rate from 10% to 20%, effective April 1, 2008, (3) capitalize all interest payments, including any accrued and unpaid interest, and (4) amend the prepayment provisions upon a change of control to provide that the interest payable shall be calculated through the maturity date of June 5, 2010. As a result, at March 31, 2008, the principal amount outstanding under the loan arrangements was $14 million in the aggregate, including an aggregate of approximately $3.3 million of accrued and unpaid interest.

Non-GAAP Results

The Company’s non-GAAP financial measures are unaudited.

Gross margin(deficit) in the fourth quarter of 2007 was 14.0% compared to (26%) in the fourth quarter of 2006.

Gross margin(deficit) for the year ended December 31, 2007 was 7.2%, compared to (19.4%) in year ended December 31, 2006

The Company’s non-GAAP consolidated results of operations for the fourth quarter of 2007 and year ended December 31, 2007 exclude non-cash accounting expenses required to be recorded pursuant to GAAP of approximately $21.0 million and $31.2 million, respectively, of financial expenses recorded in connection with the June 2007 Merger, conversion of a majority of its then outstanding bridge loan, assumption and conversion of a majority of credit line guarantee and establishment of an equity line of credit agreement, $2.5 million and $3.3 million, respectively, for an inventory, vendor advance payment and royalty write-down and $852,000 and $4.3 million, respectively, for stock based compensation expenses for employees and consultants and expenses recorded in connection with the issuance of stock and incentive plans to management. A reconciliation of our non-GAAP measures to GAAP results is included in “Non-GAAP Financial Measures - Reconciliation to GAAP” elsewhere in this release.

The non-GAAP operating loss for the fourth quarter of 2007 was $7.3 million, compared to $7.6 million in the previous quarter and an operating loss of $5.7 million for the fourth quarter of 2006.

The non-GAAP operating loss for the year ended December 31, 2007 was $27.0 million, compared to an operating loss of $19.9 million for the year ended December 31, 2006.

The non-GAAP net loss for the fourth quarter of 2007 was $7.5 million compared to $7.3 million in the previous quarter and a net loss of $6.4 million in the fourth quarter of 2006.

The non-GAAP net loss for 2007 was $29.7 million, compared to a net loss of $21.4 million for 2006.

About IXI Mobile

IXI Mobile, Inc. offers solutions that bring innovative, data-centric mobile devices and services to the mass market. IXI Mobile's Ogo devices are designed to improve the mobile user experience and increase mobile voice and data usage. The Company provides an end to end solution to mobile operators and Internet service providers around the world to support Ogo products. For more information on IXI Mobile, please visit http://www.ixi.com. IXI Mobile, Inc. is headquartered in Belmont, CA.

About Ogo

The Ogo family of devices delivers popular applications, including email, instant messaging, SMS, RSS, voice and Web browsing on optimized, easy-to-use handheld devices for a true on-the-go mobile messaging experience. Ogo is available from mobile operators and Internet service providers around the world. More information on Ogo is available at: http://www.ogo.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act. All statements in this press release, other than statements that are purely historical in nature, are forward looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “estimate,” “project,” “will,” “may” “trend,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek, ” “achieve,” and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward looking statements. We have based these forward looking statements on our current expectations and beliefs about future events. Actual results could differ materially from those discussed or projected in, or implied by, the forward looking statements as a result of various risks and uncertainties, including the Company’s ability to raise, and the availability of, additional financing; the Company’s continuing history of losses and its ability to continue as a going concern; the Company’s ability to provide an affordably priced alternative for mobile email access as well as other value added services; competing products that may, now or in the future, be available to consumers; the Company’s ability to develop and market new products or services, including but not limited to CDMA devices, the Company’s ability to maintain relationships with existing customers and develop arrangements with new customers; the number or nature of potential customers for the Company’s products; the Company’s expectations regarding trends in the cell phone, mobile messaging and consumer electronics industries; and the Company’s ability to improve its financial performance. This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Except as required by law, the Company does not undertake to update any forward looking statements.

For additional information, please contact:

IXI Mobile:	KCSA Strategic Communications:
Ariella Shoham	Lee Roth / Marybeth Csaby
Marketing Manager	212-896-1209 / 1236
Press@ixi.com	lroth@kcsa.com / mcsaby@kcsa.com

IXI MOBILE INC.
(formerly: ISRAEL TECHNOLOGY ACQUISITION COMPANY ("ITAC"))
AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands, except share and per share data

	Year ended December 31,
	2007	2006	2005
Revenues
Products sales	$13,471	$11,842	$7,793
Services	2,769	1,087	174

Total Revenues	16,240	12,929	7,967

Cost of revenues:
Products sales	15,840	11,885	9,243
Services	2,724	4,351	386

Total Cost of revenues	18,564	16,236	9,629

Gross loss	(2,324)	(3,307)	(1,662)
Operating expenses:
Research and development	15,890	6,897	4,271
Selling and marketing	8,730	7,928	3,323
General and administrative	7,729	3,038	1,449

Total operating expenses	32,349	17,863	9,043

Gain from terminating agreement with CW	-	-	11,695

Operating income (loss)	(34,673)	(21,170)	990
Financial expenses, net	(33,808)	(2,530)	(1,334)
Other income	-	13	-

Loss from continuing operations	(68,481)	(23,687)	(344)
Income (loss) from discontinued operations	(109)	1,035	(11,630)

Net loss	$(68,590)	$(22,652)	$(11,974)

Basic and diluted net earnings (loss) per share of Common stock:
From continuing operations	$(6.42)	$(38.55)	$(6.65)
From discontinued operations	$(0.01)	$1.51	$(39.47)
Basic and diluted net loss per share	$(6.43)	$(37.04)	$(46.12)

Weighted average number of shares of Common stock used in computing basic and diluted net earnings (loss) per share of Common stock	10,812,986	684,890	294,626

IXI MOBILE INC.
(formerly: ISRAEL TECHNOLOGY ACQUISITION COMPANY ("ITAC"))
AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,278	$2,729
Restricted cash	183	269
Trade receivables, net	3,019	3,286
Other receivables and prepaid expenses	1,364	682
Vendor advance payments	4,081	3,947
Inventories, net (of which $7,806 and $9,946 delivered to customers but not yet recognized as revenues as of December 31, 2007 and 2006, respectively)	14,239	13,473

Total current assets	40,164	24,386

LONG-TERM ASSETS:
Severance pay fund	917	596
Long-term prepaid expenses	39	93
Property and equipment, net	487	429
Deferred debt costs	348	1,411
Deferred Merger costs	-	876
Other assets, net	-	62

Total long-term assets	1,791	3,467

Total assets	$41,955	$27,853

IXI MOBILE INC.
(formerly: ISRAEL TECHNOLOGY ACQUISITION COMPANY ("ITAC"))
AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	December 31,
	2007	2006
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Current maturities of long-term convertible loan from shareholders	$4,492	$-
Current maturities of long-term loans from shareholders	2,000	-
Short-term bank credit	1,942	6,767
Trade payables	2,095	3,159
Employees and payroll accruals	1,488	1,016
Deferred revenues	10,149	13,035
Other payables and accrued expenses	6,401	3,446
Liabilities of discontinued operations	2,523	2,431

Total current liabilities	31,090	29,854

LONG-TERM LIABILITIES:
Long-term loans from shareholders, net of current maturities	2,000	-
Long-term convertible loan from shareholders	-	4,160
Other long term liabilities	286	-
Accrued severance pay	1,138	721

Total long-term liabilities	3,424	4,881

COMMITMENTS AND CONTINGENT LIABILITIES

CONVERTIBLE LOAN	-	15,840

STOCKHOLDERS' EQUITY (DEFICIENCY) ****):
Stock capital -
Common stock of $0.0001 par value: Authorized: 60,000,000 and 7,570,862 shares at December 31, 2007 and 2006, respectively; Issued and outstanding: 20,787,955 and 687,992 shares at December 31, 2007 and 2006, respectively	2	*) -
Series A Convertible Preferred Stock of $0.01 par value: Authorized: 0 and 90,645 shares at December 31, 2007 and 2006, respectively; Issued and outstanding: 0 and 77,718 shares at December 31, 2007 and 2006, respectively	-	*) -
Series B Convertible Preferred Stock of $0.01 par value: Authorized: 0 and 247,952 shares at December 31, 2007 and 2006, respectively; Issued and outstanding: 0 and 67,861 shares at December 31, 2007 and 2006, respectively	-	*) -
Series C Convertible Preferred Stock of $0.01 par value: Authorized: 0 and 479,627 shares at December 31, 2007 and 2006, respectively; Issued and outstanding: 0 and 222,426 shares at December 31, 2007 and 2006, respectively	-	*) -
Series D Convertible Preferred Stock of $0.01 par value: Authorized: 0 and 5,500,463 shares at December 31, 2007 and 2006, respectively; Issued and outstanding: 0 and 5,104,902 shares at December 31, 2007 and 2006, respectively	-	*) -
Receipt on account of stock ***)	15,840	-
Additional paid-in capital **)	151,750	68,715
Notes receivable	-	(110)
Accumulated deficit	(160,151)	(91,327)

Total stockholders' equity (deficiency)	7,441	(22,722)

Total liabilities and stockholders' equity (deficiency)	$41,955	$27,853

*)	Represents an amount lower than $1.
**)	Net of deferred stock compensation.
***)
Including 4,400,000 shares of Common stock that the Company was contractually obligated to issue on account of long-term convertible loan from stockholders converted on October 25, 2007, that were issued on February 22, 2008 (See also Note 17b)

****)
Upon the Merger, the shares of IXI stock were canceled and exchanged into the Company's shares at a ratio of 1:0.15. All share information included in this report has been retroactively adjusted to reflect this exchange.

Quarterly Financial Data

	Q4 2007	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006
	(unaudited) (in thousands)

Revenues	$5,182	$4,764	$3,171	$3,123	$3,886	$3,575	$3,729	$1,739
Cost of revenues	7,008	4,383	4,062	3,111	5,472	4,408	4,096	2,260
Research and development, net	4,066	4,687	4,133	3,004	2,619	1,491	1,357	1,430
Selling and marketing	3,262	2,122	1,388	1,958	1,399	1,210	3,775	1,544
General and administrative	1,496	1,630	3,756	847	809	667	767	795
Total operating expenses	15,832	12,822	13,339	8,920	10,299	7,776	9,995	6,029
Operating (loss)	(10,650)	(8,058)	(10,168)	(5,797)	(6,413)	(4,201)	(6,266)	(4,290)
Financial expenses, net	(21,230)	(368)	(11,313)	(897)	(763)	(1,059)	(525)	(183)
Other income	0	0	0	0	(0)	0	0	13
Loss from continuing operations	(31,880)	(8,426)	(21,481)	(6,694)	(7,176)	(5,260)	(6,791)	(4,460)
Loss from discontinued operations	(26)	(28)	(27)	(28)	574	(27)	514	(26)
Net loss	$(31,906)	$(8,454)	$(21,508)	$(6,722)	$(6,602)	$(5,287)	$(6,277)	$(4,486)

Non-GAAP Financial Measures - Reconciliation to GAAP

This non-GAAP presentation and information should not be considered as a substitute for, or as superior to, the Company’s financial information prepared in accordance with GAAP. The non-GAAP presentation does not reflect a comprehensive system of accounting, and it differs from similar financial information prepared in accordance with GAAP and from financial information not prepared in accordance with GAAP with the same or similar names that may be used by other companies. The Company strongly urges investors and potential investors in its securities to review the reconciliation of its non-GAAP financial information to the comparable GAAP financial information below, and our consolidated financial statements, including the notes thereto, that are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission, and not to rely on any single financial measure to evaluate its business. The principal limitation of this non-GAAP presentation is that it excludes significant expenses that are required by GAAP to be recorded. In addition, the non-GAAP presentation is subject to inherent limitations because it reflects the exercise of judgments by management about which charges are excluded for purposes of the non-GAAP presentation. To mitigate this limitation, the Company presents our non-GAAP presentation together with its GAAP results, and recommends that investors do not give undue weight to the non-GAAP presentation.

The following are the Company’s non-GAAP financial measures: non-GAAP Cost of Revenues, non-GAAP operating loss and non-GAAP net loss. The non GAAP financial measures are unaudited.

Non-GAAP Cost of Revenues Reconciliation

	Year ended December 31,
	2007	2006
	(in thousands)
Total revenues	$16,240	$12,929
GAAP cost of revenues:	18,564	16,236
Stock-based option expense in GAAP cost of revenues	204	7
Inventory write down (including vendor advance payments and royalties)	3,289	790
Non-GAAP cost of revenues (excluding the above)	$15,071	$15,439
Non-GAAP gross margin	7.2%	(19.4%)

Non-GAAP Operating Loss Reconciliation

	Year ended December 31,
	2007	2006
	(in thousands)
GAAP operating loss	$(34,673)	$(21,170)
Stock-based option and share expense in GAAP operating expenses, including merger related expenses	4,347	454
Inventory write-down (including vendor advance payments and royalties)	3,289	790
Non-GAAP operating loss (excluding the above)	$(27,037)	$(19,926)

Non-GAAP Net Loss Reconciliation

	Year ended December 31,
	2007	2006
	(in thousands)
GAAP net loss	$(68,590)	$(22,652)
Stock-based option and share expense in GAAP operating expenses, including merger related expenses	4,347	454
Inventory write-down (including vendor advance payments and royalties)	3,289	790
Financial expenses (income) relating to merger, conversion of loans and credit line	31,219	0
Non-GAAP net loss (excluding the above)	$(29,735)	$(21,408)

Non-GAAP Cost of Revenues Reconciliation

	Three months ended December 31,
	2007	2006
	(in thousands)
Total revenues	$5,182	$3,886
GAAP cost of revenues:	7,007	5,472
Stock-based option expense in GAAP cost of revenues	36	3
Inventory write-down (including vendor advance payments and royalties)	2,519	573
Non-GAAP cost of revenues (excluding the above)	$4,452	$4,896
Non-GAAP gross margin	14.09%	(26.01%)

Non-GAAP Operating Loss Reconciliation

	Three months ended December 31,
	2007	2006
	(in thousands)
GAAP operating loss	$(10,648)	$(6,414)
Stock-based option and share expense in GAAP operating expenses, including merger related expenses	852	160
Inventory write-down (including vendor advance payments and royalties)	2,519	573
Non-GAAP operating loss (excluding the above)	$(7,277)	$(5,681)

Non-GAAP Net Loss Reconciliation

	Three months ended December 31,
	2007	2006
	(in thousands)
GAAP net loss	$(31,882)	$(7,177)
Stock-based option and share expense in GAAP operation expenses, including merger related expenses	852	160
Inventory write-down (including vendor advance payments and royalties)	2,519	573
Financial expenses (income) relating to merger, conversion of loans and credit line	20,973	0
Non-GAAP net loss (excluding the above)	$(7,538)	$(6,444)

We excluded the following items in the development of the non-GAAP financial measures presented:

•
Share-based compensation expenses. We have excluded share-based compensation expenses, which consist of expenses for share-based compensation that we began recording under SFAS No. 123(R) in the first quarter of fiscal 2006. We excluded these expenses primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business.

•
Inventory, vendor advance payments and royalty write down. We have excluded the inventory (including vendor advance payments and royalties) write down. Although this may be considered a recurring item, management excludes this write down when evaluating its cost of revenues since it affects the ability to compare periods.

•
General and administrative expenses recorded in connection with the issuance of stock, stock options and cash bonuses to our senior management. We have excluded expenses recorded in connection with the issuance of stock, stock options and cash bonuses to Mr. Barak and Mr. Haller in connection with the consummation of the Merger and their specific compensation terms following the consummation of the Merger primarily because we believe that excluding these items allows investors to better assess our operating loss and to compare it to previous periods that did not include these expenses.

•
Finance expenses recorded in connection with the consummation of the Merger. In addition to the above mentioned exclusions, we have also excluded financial expenses recorded in connection with the consummation of the Merger primarily because we believe that excluding these non-recurring items allows investors to better assess our net loss and to compare it to previous periods that did not include these expenses.

•
Finance expenses recorded in connection with the conversion of the loans and credit line. In addition to the above mentioned exclusions, we have also excluded financial expenses recorded in connection with the conversion of the loans and credit line primarily because we believe that excluding these items allows investors to better assess our net loss and to compare it to previous periods that did not include these expenses.